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EXHIBIT 23.1


FORM OF REPORT ON FINANCIAL STATEMENT SCHEDULE AND

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Wired Ventures, Inc.


     When the reverse stock split referred to in Note 12 of the Notes to Consolidated Financial Statements has been consummated, we will be in a position to render the following report:



     The audits referred to in our report dated May 24, 1996, except as to Note
     12, which is as of                , 1996, included the related consolidated
     financial statement schedule for each of the years in the three-year period ended December 31, 1995, included in the Registration Statement. This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this consolidated financial statement schedule based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



We consent to the use of the forms our reports included herein and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the Prospectus.


KPMG PEAT MARWICK LLP

San Francisco, California

September 30, 1996